UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

Capstone Green Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CGEH	OTCQX

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 24, 2025, Capstone Green Energy Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), relating to a private investment in public equity financing (the “PIPE”) of an aggregate of (a) 3,980,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a price per Share equal to $2.00 and (b) Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase 3,520,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a price per Pre-Funded Warrant equal to the same price as that for Shares minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share, for estimated gross proceeds to the Company of approximately $15 million, before deducting placement agent fees and other offering costs and expenses. The shares of Common Stock and Pre-Funded Warrants sold in the PIPE are sometimes hereafter referred to as the “Securities.” The Company intends to use the proceeds from the PIPE for repayment of approximately $8.0 million of the Company’s outstanding indebtedness maturing on December 7, 2025 and for working capital and general corporate purposes. The transaction is expected to close on November 25, 2025, subject to the satisfaction of customary closing conditions.

Under the Pre-Funded Warrants, a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company. In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each Purchaser. Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the Pre-Funded Warrant Shares within thirty (30) days of the signing date of the Registration Rights Agreement (the “Filing Date”), and to use its commercially reasonable efforts to have such Registration Statement declared effective within thirty (30) calendar days after the Filing Date in the event the Registration Statement is not reviewed by the SEC, or seventy-five (75) calendar days of the Filing Date in the event the Registration Statement is subject to a full SEC review.

The Purchase Agreement and Registration Rights Agreement contain representations, warranties, covenants, indemnification and other provisions customary for transactions of this nature. The representations, warranties, covenants and agreements contained in the Purchase Agreement and Registration Rights Agreement reflect negotiations between the parties to the Purchase Agreement and Registration Rights Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Purchase Agreement and Registration Rights Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement and Registration Rights Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Purchase Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Registration Rights Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

The Company also entered into a letter agreement (the “Placement Agent Agreement”) with Craig-Hallum Capital Group LLC, as the sole placement agent (the “Placement Agent”), dated November 24, 2025, pursuant to which the Placement Agent agreed to serve as the placement agent in connection with the PIPE. The Company agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the gross proceeds received in the PIPE from sales of Securities to Purchasers who are not directors and/or executive officers of the Company and up to $100,000 for all out-of-pocket accountable legal fees, travel expenses related to the PIPE and all other out-of-pocket accountable third-party expenses incurred by the Placement Agent in connection with the PIPE. In addition, the Placement Agent Agreement provides for customary lock-up agreements with the directors and officers of the Company for 90 days following the closing of the PIPE.

In addition, investors in the PIPE have agreed not to engage in short sales or other hedging transactions for a period beginning on today’s date and ending 90 days after the date on which the registration statement filed pursuant to the Registration Rights Agreement is declared effective (the “Effective Date”). The Purchase Agreement also prohibits the Company from entering into or effecting variable rate transactions for one year following the Effective Date.

The Securities are being issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors represented that they are “accredited investors” and are purchasing the Securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Pre-Funded Warrant, Purchase Agreement, Registration Rights Agreement and Placement Agent Agreement are qualified in their entirety by reference to the full text of each document, copies of which are filed hereto as Exhibit 4.1, Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 7.01 Regulation FD.

On November 24, 2025, the Company issued a press release announcing the PIPE, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information furnished in Exhibit 99.1 hereto shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the PIPE, including, without limitation, the Company’s intended use of proceeds from the PIPE, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “will be,” “may,” “expects,” “believes,” “plans” and “intends” and other terms with similar meaning. You are cautioned that the forward-looking statements in this Current Report on Form 8-K are based on current beliefs, assumptions and expectations, speak only as of the date of this Current Report on Form 8-K and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, among others, matters related to the completion of the PIPE and related transactions, including the need to satisfy the closing conditions therefor, and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, and those risk factors set forth from time to time in the Company’s other filings with the SEC. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this Current Report on Form 8-K. The Company undertakes no obligation to update the forward-looking statements set forth in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1*	Securities Purchase Agreement, dated as of November 24, 2025, by and among Capstone Green Energy Holdings, Inc. and the purchasers party thereto.
10.2*	Registration Rights Agreement, dated as of November 24, 2025, by and among Capstone Green Energy Holdings, Inc. and the purchasers party thereto.
10.3*	Placement Agency Agreement, dated November 24, 2025, by and between Capstone Green Energy Holdings, Inc. and Craig-Hallum Capital Group LLC.
99.1	Press Release, dated November 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capstone Green Energy Holdings, Inc.

Date: November 24, 2025	By:	/s/ John P. Miller
John P. Miller
Interim Chief Financial Officer